As filed with the Securities and Exchange Commission on May 10, 2011

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TOWERSTREAM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-8259086
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Hammarlund Way
Middletown, Rhode Island 02842
(401) 848-5848
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2010 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)

Jeffrey M. Thompson
Chief Executive Officer
55 Hammarlund Way
Middletown, Rhode Island 02842
(401) 848-5848
 (Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:
Harvey J. Kesner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
(212) 930-9700
Facsimile: (212) 930-9725

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

☐ Large accelerated filer
☐ Accelerated filer
☐ Non-accelerated filer (Do not check if smaller reporting company)
☒ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	200,000	$4.09(3)	$818,000	$94.97

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also registers such indeterminate number of additional shares of common stock that may be offered pursuant to the anti-dilution provisions set forth in the 2010 Employee Stock Purchase Plan.

(2)	Includes 200,000 shares of common stock reserved for issuance under the 2010 Employee Stock Purchase Plan.

(3)
Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of high and low sale prices as reported on the NASDAQ Capital Market on May 6, 2011.

EXPLANATORY NOTE

Towerstream Corporation (“Towerstream,” “we” or “us”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register shares of our common stock, $0.001 par value per share, issuable under our 2010 Employee Stock Purchase Plan.

PART I

INFORMATION REQUIRED IN
THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

The documents containing the information concerning the 2010 Employee Stock Purchase Plan required by Item 1 of this Registration Statement on Form S-8, and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8, will be sent or given to persons eligible to participate in such Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). We will maintain a file of such documents in accordance with the provisions of Rule 428 and, upon request, shall furnish to the Securities and Exchange Commission or its staff a copy or copies of documents included in such file. Pursuant to the instructions to Form S-8, these documents are not required to be and are not being filed either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute part of a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.   Registrant Information and Employee Plan Annual Information.

Any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this prospectus) and the other documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act, will be available without charge to participants in the 2010 Employee Stock Purchase Plan upon written or oral request by contacting:

Towerstream Corporation
55 Hammarlund Way
Middletown, Rhode Island 02842
(401) 848-5848
Attn:  Joseph P. Hernon,
Chief Financial Officer

PART II

INFORMATION REQUIRED IN
THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

The following documents filed by Towerstream Corporation (“Towerstream”, “we” or “our”) with the Securities and Exchange Commission are incorporated by reference in this registration statement on Form S-8 (the “Registration Statement”):

(1)	Annual Report on Form 10-K for the year ended December 31, 2010, filed March 17, 2011;
(2)	Current Report on Form 8-K, filed March 17, 2011;
(3)	Current Report on Form 8-K, filed March 30, 2011.
(4)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed May 10, 2011; and
(5)	Current Report on Form 8-K, filed May 10, 2011.

In addition, all documents filed by Towerstream with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents with the Securities and Exchange Commission. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

No expert or counsel named in this Registration Statement as having prepared or certified any part of this Registration Statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.

Item 6.   Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and By-laws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. In addition, our director and officer indemnification agreements with each of our directors and officers provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that no indemnitee will be entitled to indemnification in connection with any claim initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of the claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended.

Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

Item 7.   Exemption from Registration Claimed.

None

Item 8.   Exhibits.

Exhibit No.	Description
3.1
Composite Certificate of Incorporation of Towerstream Corporation (incorporated herein by reference to Exhibit 4.1 to Towerstream’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on May 30, 2008)

3.2	By-laws (incorporated herein by reference to Exhibit 3.2 to Towerstream’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 19, 2007)

3.3	Amendment No. 1 to the By-Laws of Towerstream Corporation (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on August 30, 2007)

5.1	Opinion of Sichenzia Ross Friedman Ference LLP*

10.1	2010 Employee Stock Purchase Plan (incorporated herein by reference to Annex A to Towerstream’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on September 14, 2010)

23.1	Consent of Marcum LLP*

23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)

* Filed herewith.

Item 9.   Undertakings.

(1) The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(b) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middletown, State of Rhode Island, on this 10th day of May, 2011.

TOWERSTREAM CORPORATION

By:	/s/ Jeffrey M. Thompson
Jeffrey M. Thompson
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey M. Thompson as his true and lawful attorney-in-fact with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Jeffrey M. Thompson	Director and Chief Executive Officer	May 10, 2011
Jeffrey M. Thompson	(President and Principal Executive Officer)

/s/ Joseph P. Hernon	Chief Financial Officer	May 10, 2011
Joseph P. Hernon	(Principal Financial Officer and Principal Accounting Officer)

/s/ Philip Urso	Director - Chairman of the Board of Directors	May 10, 2011
Philip Urso

/s/ Howard L. Haronian, M.D.	Director	May 10, 2011
Howard L. Haronian, M.D.

/s/ William J. Bush	Director	May 10, 2011
William J. Bush

/s/ Paul Koehler	Director	May 10, 2011
Paul Koehler

EXHIBIT INDEX

Exhibit No.	Description
3.1
Composite Certificate of Incorporation of Towerstream Corporation (incorporated herein by reference to Exhibit 4.1 to Towerstream’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on May 30, 2008)

3.2	By-laws (incorporated herein by reference to Exhibit 3.2 to Towerstream’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 19, 2007)

3.3	Amendment No. 1 to the By-Laws of Towerstream Corporation (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of Towerstream Corporation filed with the Securities and Exchange Commission on August 30, 2007)

5.1	Opinion of Sichenzia Ross Friedman Ference LLP*

10.1	2010 Employee Stock Purchase Plan (incorporated herein by reference to Annex A to Towerstream’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on September 14, 2010)

23.1	Consent of Marcum LLP*

23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)

* Filed herewith.